                                  SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement           [_] Confidential, for Use of the
                                              Commission Only (as Permitted by
                                              Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Under Rule 14a-12

                                ePRESENCE, INC.
                (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:


[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement no.:

    (3) Filing Party:

    (4) Date Filed:

                                ePRESENCE, INC.
                               120 Flanders Road
                         Westboro, Massachusetts 01581

              Notice of Annual Meeting of Stockholders to be Held
                           on Wednesday, May 9, 2001

   The Annual Meeting of Stockholders of ePresence, Inc., a Massachusetts corporation (the "Company"), will be held at the Wyndham Westboro, 5400 Computer Drive, Westboro, Massachusetts on Wednesday, May 9, 2001, at 2:00 p.m., local time, to consider and act upon the following matters:

  1. To elect two Class III Directors to serve for the ensuing three years.

  2. To ratify and approve the adoption of the Company's 2001 Stock Incentive Plan, pursuant to which the Company may grant options and other stock-based awards for the purchase of an aggregate of 1,200,000 shares of the Company's common stock, $.01 par value per share.

  3. To ratify the selection by the Board of Directors of PricewaterhouseCoopers LLP as the Company's independent auditors for the current fiscal year.

  4. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

   Stockholders of record at the close of business on March 22, 2001 will be entitled to notice of and to vote at the meeting or any adjournment or adjournments thereof. The stock transfer books of the Company remain open.

   A copy of the Company's Annual Report to Stockholders for the year ended December 31, 2000, which contains consolidated financial statements and other information of interest to stockholders, accompanies this Notice and Proxy Statement.

   All stockholders are cordially invited to attend the Annual Meeting.

                                          By Order of the Board of Directors,

                                          Richard M. Spaulding,
                                          Senior Vice President and Chief
                                           Financial Officer,
                                          Treasurer and Clerk

Westboro, Massachusetts
April 6, 2001

   Whether or not you expect to attend the meeting, please complete, date and sign the enclosed proxy card and mail it promptly in the enclosed envelope in order to ensure representation of your shares. No postage need be affixed if the proxy is mailed in the United States.

                                ePRESENCE, INC.
                               120 Flanders Road
                         Westboro, Massachusetts 01581

             Proxy Statement for the Annual Meeting of Stockholders
                      To Be Held on Wednesday, May 9, 2001

   This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board of Directors" or the "Board") of ePresence, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held at the Wyndham Westboro, 5400 Computer Drive, Westboro, Massachusetts on Wednesday, May 9, 2001 at 2:00 p.m., local time, and at any adjournment or adjournments of the meeting (the "Annual Meeting"). All proxies will be voted in accordance with the stockholders' instructions, and if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of written revocation or a subsequently dated proxy to the Clerk of the Company or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not itself be deemed to revoke a proxy unless the stockholder gives affirmative notice at the Annual Meeting that the stockholder intends to revoke the proxy and vote in person.

   At the close of business on March 22, 2001, the record date for the determination of stockholders entitled to vote at the Annual Meeting, there were outstanding and entitled to vote an aggregate of 24,086,446 shares of Common Stock, $0.01 par value per share (the "Common Stock"). Holders of shares of Common Stock are entitled to one vote per share as to all matters submitted to the stockholders at the Annual Meeting.

   The Notice of Meeting, this Proxy Statement, the enclosed proxy card and the Company's Annual Report to Stockholders for the year ended December 31, 2000 are first being sent or given to stockholders on or about April 6, 2001. The Company will, upon written request of any stockholder, provide without charge a copy of its Annual Report on Form 10-K, including financial statements and financial statement schedules, as filed with the Securities and Exchange Commission on April 2, 2001. Requests should be addressed to the Treasurer of the Company, 120 Flanders Road, Westboro, Massachusetts 01581.

Votes Required

   Under the Company's Amended and Restated By-laws (the "By-laws"), the holders of a majority of the number of votes represented by shares of Common Stock issued, outstanding and entitled to vote on any matter shall constitute a quorum with respect to that matter at the Annual Meeting. Shares of Common Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present.

   The affirmative vote of the holders of a plurality of the votes cast by the stockholders entitled to vote at the Annual Meeting is required for the election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock present or represented by proxy at the Annual Meeting and voting on the matter is required for the approval of the adoption of the Company's 2001 Stock Incentive Plan and to ratify the appointment of PricewaterhouseCoopers LLC as the Company's independent public auditors for the current fiscal year.

   Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter ("broker non-votes"), will not be voted in favor of such matter, and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and broker non-votes will have no effect on the voting on the matters being presented for stockholder approval at the Annual Meeting that are described in this Proxy Statement.

Beneficial Ownership of Common Stock

   The following table sets forth certain information, as of December 31, 2000 (except as otherwise specified), with respect to the beneficial ownership of the Common Stock by (1) each person known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (2) each director and nominee for director of the Company, (3) each executive officer of the Company named in the Summary Compensation Table set forth under the caption "Executive Compensation" below and (4) all directors and executive officers of the Company as of December 31, 2000 as a group:

                                          Number of Shares of    Percentage of
                                       Common Stock Beneficially  Common Stock
            Beneficial Owner                   Owned(1)          Outstanding(2)
            ----------------           ------------------------- --------------
   5% Stockholders
   HarbourVest Partners V-Direct
    Fund, L.P.
     c/o HarbourVest Partners, LLC
     One Financial Center, 44th Floor
     Boston, Massachusetts 02111(3)..          3,947,380             15.5%
   Massachusetts Financial Services
    Company
     500 Boylston Street
     Boston, Massachusetts 02116(4)..          2,948,484             12.2%
   Microsoft Corporation
     One Microsoft Way
     Redmond, Washington 98052(5)....          1,750,000              6.7%
   Dimensional Fund Advisors Inc.
     1299 Ocean Avenue, 11th Floor
     Santa Monica, California
     90401(6)........................          1,252,900              5.2%
   Directors and Officers
   Anthony J. Bellantuoni(7).........            160,150                 *
   Robert D. Burke(8)................             69,900                 *
   John F. Burton(9).................            144,000                 *
   William P. Ferry(10)..............          1,199,178              4.8%
   Albert A. Notini(11)..............              8,000                 *
   John J. Rando(11).................              8,000                 *
   Fontaine K. Richardson(12)........             50,944                 *
   Scott Silk(13)....................            225,000                 *
   Richard M. Spaulding(14)..........            186,959                 *
   Robert M. Wadsworth(15)...........          3,960,880             15.5%
   All directors and executive
    officers as a group
    (9 persons)(16)..................          5,943,111             22.3%

--------
  *   Less than 1%
 (1) The inclusion herein of any shares of Common Stock deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. Unless otherwise indicated, each person listed above has sole voting and investment power with respect to the shares listed. For purposes of this table, each person is deemed to beneficially own any shares subject to stock options, warrants or other securities convertible into Common Stock, held by such person that are currently exercisable or convertible or exercisable or convertible within 60 days after December 31, 2000.
 (2) Number of shares deemed outstanding includes 24,170,646 shares issued and outstanding as of December 31, 2000 plus, with respect to any beneficial owner, any shares subject to stock options, warrants or other securities convertible into Common Stock that are deemed to be beneficially owned by such person.
 (3)  On February 14, 2000, HarbourVest Partners, LLC ("HarbourVest") filed a
      Schedule 13G with the Securities Exchange Commission reporting beneficial ownership of a total of 3,947,380 shares of Common Stock, consisting of
      (i) 2,631,580 shares of Common Stock, (ii) 657,900 shares of Common Stock issuable upon conversion of 65,790 shares of the Company's Series B Convertible Preferred Stock, $0.01 par value per share (the "Series B Preferred"), which shares of Series B Preferred are issuable upon exercise of a warrant, and (iii) 657,900 shares of Common Stock issuable upon conversion of 65,790 shares of the Company's Series C Convertible Preferred Stock, $0.01 par value per share (the "Series C Preferred"), which shares of Series C Preferred are issuable upon exercise of a warrant. HarbourVest is the managing member of HVP V-Direct Associates L.L.C., which is the general partner of HarbourVest Partners V-Direct Fund L.P. ("HarbourVest Fund"), the record and ultimate owner of such shares. HarbourVest, in its capacity as managing member of the general partner of HarbourVest Fund, has the sole power to vote and dispose of all the aforementioned shares. The foregoing information is reported herein in reliance upon such filing. Subsequent to such filing, effective as of March 10, 2000, each of the warrants for the Series B Preferred and Series C Preferred converted into a warrant to purchase 657,900 shares of Common Stock.
 (4) On February 12, 2001, Massachusetts Financial Services Company ("MFS") filed a Schedule 13G with the Securities and Exchange Commission reporting beneficial ownership of, and sole dispositive power with respect to, a total of 2,948,484 shares of Common Stock. MFS has sole voting power with respect to 2,542,564 of such shares. The 2,948,484 shares are also beneficially owned by certain other non-reporting entities as well as MFS. This information is reported herein in reliance upon such filing.
 (5) On January 28, 1999, Microsoft Corporation ("Microsoft") filed a Schedule 13G/A with the Securities and Exchange Commission reporting, as of January 8, 1999, beneficial ownership of a total of 1,750,000 shares of Common Stock issuable upon exercise of a warrant and sole voting and dispositive power with respect to such shares. This information is reported herein in reliance upon such filing.
 (6)  On February 2, 2001, Dimensional Fund Advisors Inc. ("DFA") filed a
      Schedule 13G with the Securities and Exchange Commission reporting beneficial ownership of 1,252,900 shares of Common Stock, with sole voting and dispositive power with respect to such shares. DFA, an investment advisor registered under the Investment Advisors Act of 1940, provides investment advise to four investment companies and serves as investment manager to other group trusts and separate accounts. The shares reported in the 13G are owned by these investment companies, trusts and accounts, and DFA disclaims beneficial ownership of such shares. This information is reported herein in reliance upon such filing.
 (7) Includes 40,150 shares issuable upon exercise of stock options held by Mr. Bellantuoni and 80,000 shares subject to the Company's right to repurchase all or part of such shares at their purchase price in the event that certain conditions are not satisfied prior to specified dates ("Restricted Stock").

 (8) The number of shares beneficially owned by Mr. Burke does not include any shares issuable upon exercise of stock options because all of Mr. Burke's options expired on January 30, 2001.
 (9) Consists of 144,000 shares issuable upon exercise of stock options held by Mr. Burton.
(10) Includes 759,178 shares issuable upon exercise of stock options held by Mr. Ferry and 240,000 shares of Restricted Stock.
(11) Consists of 8,000 shares issuable upon exercise of stock options held by each of Messrs. Notini and Rando.
(12) Includes of 24,000 shares issuable upon exercise of stock options held by Mr. Richardson.
(13) Includes of 115,000 shares issuable upon exercise of stock options held by Mr. Silk and 95,000 shares of Restricted Stock.
(14) Includes 67,959 shares issuable upon exercise of stock options held by Mr. Spaulding and 80,000 shares of Restricted Stock.
(15) Consists of 13,500 shares issuable upon exercise of stock options held by Mr. Wadsworth and 3,947,380 shares beneficially owned by HarbourVest Fund, as more fully described in note (3) above. Mr. Wadsworth is a managing director of HarbourVest Partners, LLC, which is the managing member of HVP V-Direct Associates, L.L.C., a general partner of HarbourVest Fund. Mr. Wadsworth disclaims beneficial ownership of all shares beneficially owned by HarbourVest Fund.
(16) Includes the shares and shares issuable upon exercise of stock options listed in Notes (7) and (9)--(15) above.

                       PROPOSAL 1--ELECTION OF DIRECTORS

   The By-laws provide that the Board of Directors is classified into three classes (designated Class I Directors, Class II Directors and Class III Directors), with members of each class holding office for staggered three-year terms. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the directors of the same class whose terms are then expiring. The terms of the Class I, Class II and Class III directors expire upon the election and qualification of successor directors at the annual meeting of stockholders to be held in 2002, 2003 and 2001, respectively (in all cases subject to their earlier death, resignation or removal). There is currently one Class I director vacancy. The stockholder proxies will not be voted for a greater number of persons than the two nominees named below.

   The persons named in the enclosed proxy will vote to elect Albert A. Notini and William P. Ferry as Class III Directors to serve for the ensuing three years, unless authority to vote for the election of either or both is withheld by marking the proxy to that effect. Both of the nominees are currently Class III Directors of the Company. Each of the nominees has indicated his willingness to serve, if elected, but if either should be unable or unwilling to serve, proxies may be voted for a substitute nominee designated by the Board of Directors.

Directors and Nominees

   The following information sets forth, for each director of the Company (including the two nominees for Class III Director), his name and age, his positions with the Company, his principal occupation and business experience during the past five years, the names of the other public reporting corporations for which he serves as a director and the year during which he first became a director of the Company.

                        Nominees for Class III Directors

   Albert A. Notini, 44, has been a director of the Company since October 1999. Since October 2000, Mr. Notini has served as Executive Vice President and Chief Financial Officer of Manufacturers' Services, Ltd., a global electronic manufacturing services company. From May 2000 to October 2000, Mr. Notini served as Executive Vice President and General Counsel of Manufacturers' Services Ltd. From July 1999 to May 2000, Mr. Notini served as Executive Vice President at Getronics, N.V., a Netherlands-based network services company. From February 1994 to June 1999, Mr. Notini served as General Counsel for Wang Global Inc., an information technology network services company. From January 1999 to June 1999, Mr. Notini also served as Executive Vice President, Corporate Development and Administration at Wang. Prior to joining Wang, Mr. Notini was a senior partner at the law firm of Hale and Dorr LLP in Boston, Massachusetts.

   William P. Ferry, 48, has been Chairman of the Board since October 1997. He has been a director of the Company and served as President and Chief Executive Officer since February 1997. Mr. Ferry has served as a director and officer of Switchboard Incorporated ("Switchboard") since March 1997 and has been Switchboard's Chairman of the Board since February 1998. From August 1990 to February 1997, he served in various management capacities at Wang Laboratories, Inc., a global network and desktop integrating and services company, including President, Services Division from July 1994 to February 1997 and Senior Vice President and General Manager, North American Operations from January 1993 to July 1994.

            Class II Directors (Terms expire at 2003 Annual Meeting)

   John F. Burton, 49, has been a director of the Company since 1991. From November 1996 to October 1997, he served as Chairman of the Board. Mr. Burton was President of Burton Technology Partners, Ltd., a venture capital and strategic planning company, from February 1995 to February 1997. Since March 1997, Mr. Burton has been a Managing Director at Updata Capital, Inc., an investment banking firm. From September 1995 to October 1996, he served as the President and Chief Executive Officer of NatSystems International, Inc., a software company. From March 1984 to February 1995, he was the President, Chief Executive Officer and a director of LEGENT Corporation, a public systems management software company. Mr. Burton is a director of OTG Software, Inc.

   Fontaine K. Richardson, 59, has been a director of the Company since 1984. From 1983 to December 31, 2000, he was a General Partner of Eastech Management Company, a private venture capital firm. He is currently a private investor. Mr. Richardson is a director of Mentor Graphics Corporation.

   Robert M. Wadsworth, 40, has been a director of the Company since March 1998. He has been a managing director of HarbourVest Partners, LLC, a venture capital management company, since January 1997. He joined Hancock Venture Partners, the predecessor of HarbourVest Partners, LLC, in July 1986. He is a director of Switchboard, Concord Communications, Inc., Trintech Group PLC, Network Engines and several private companies. Mr. Wadsworth is a general partner of several private equity funds managed by HarbourVest.

             Class I Director (Terms expire at 2002 Annual Meeting)

   John J. Rando, 49, has been a director of the Company since October 1999. Since November 1999, Mr. Rando has served as an advisor and partner at NewcoGen Group LLC, a venture development firm. From June

1998 to July 1999, Mr. Rando served as Senior Vice President and Group General Manager at Compaq Computer Corporation, a global supplier of computing systems and enterprise solutions. From November 1996 to June 1998, Mr. Rando served as Senior Vice President and Group General Manager at Digital Equipment Corporation, a provider of client/server computing solutions. Presently, Mr. Rando is Chairman of the Board of @Stake, Inc., Chairman of the Board of Ecora Corp., and a director of Yankee Energy System, Inc.

Board and Committee Meetings

   The Company has a standing Audit Committee of the Board of Directors, which acts pursuant to the charter attached to this proxy statement as Appendix A. The Audit Committee met five times during 2000. The current Audit Committee members are Messrs. Rando, Richardson and Wadsworth.

   The Company has a standing Compensation Committee of the Board of Directors, which is responsible for determining the compensation of each executive officer, providing recommendations to the Board regarding compensation programs of the Company and administering certain of the Company's employee benefit plans. The Compensation Committee met six times during 2000. The current members of the Compensation Committee are Messrs. Burton, Notini and Richardson.

   The Company has a standing Nominating Committee of the Board, which provides recommendations to the Board with respect to candidates for directors of the Company. The Nominating Committee considers nominees recommended by stockholders of the Company. Any stockholder may submit such a recommendation in writing to the Nominating Committee by addressing it to the attention of the Clerk of the Company. The Nominating Committee did not meet during 2000. The current members of the Nominating Committee are Messrs. Burton, Ferry and Richardson.

   The Board of Directors met five times during 2000. Each director attended at least 75% of the aggregate of the number of Board meetings and the number of meetings held by all committees on which he then served.

Director Compensation

   Members of the Board of Directors who are not employees of the Company are paid a retainer of $4,000 per year. In addition, directors who are not employees of the Company receive $1,000 for each Board meeting attended and $500 for each Committee meeting attended. The Company reimburses all of its directors for their out-of-pocket expenses in connection with performing their duties as directors of the Company.

   Directors have the option of electing to receive the following year's entire annual cash retainer and fees for Board and committee meeting attendance in Common Stock instead of cash. Additionally, directors may elect, prior to the beginning of each year, to receive their annual compensation on a deferred basis under the Company's Deferred Compensation Plan. Under this plan, participating directors select investment measurement options against which their deferred fees are benchmarked. Once the deferred amounts are due to a director upon termination of his service as a director, the amount paid will be based upon the performance of the investment vehicles selected. Messrs. Burton, Notini, Rando and Richardson each participated in the Deferred Compensation Plan for 2000 and selected the ePresence stock fund as their investment benchmark vehicle. The ePresence stock fund is designed to mirror the performance of the Company's Common Stock. When the directors terminate their service, they will receive their deferred compensation based upon the performance of the Company's Common Stock during the time that their compensation was deferred. This plan is available to executive officers of the Company as well as directors.

   Under the terms of the Company's 1992 Director Stock Option Plan, as amended (the "Director Plan"), directors of the Company who are not employees of the Company receive, on the date of each annual meeting of stockholders, nonstatutory stock options to purchase 8,000 shares of Common Stock. These options have an exercise price equal to fair market value on the grant date and vest on the first anniversary of the grant date. During 2000, Messrs. Burton, Notini, Rando, Richardson and Wadsworth were each granted such a stock option for 8,000 shares of Common Stock at an exercise price of $11.75 per share. Under the Director Plan, after four years of service on the Board, each director also receives a nonstatutory option to purchase 16,000 shares of Common Stock, which vests in equal annual installments over four years. Accordingly, on May 9, 2000, Messrs. Burton and Richardson each received such an option to purchase 16,000 shares of Common Stock at an exercise price of $11.75 per share. Also under the Director Plan, newly elected directors receive a nonstatutory stock option for 32,000 shares of Common Stock, which vests in equal annual installments over four years. There were no new directors elected to the Board during 2000.

Executive Compensation

 Summary Compensation

   The following table sets forth certain information concerning the compensation of (1) the Company's Chief Executive Officer, (2) the Company's three other executive officers during the year ended December 31, 2000 who were serving as executive officers of the Company on December 31, 2000, and whose individual total salary and bonus exceeded $100,000 during such year and (3) the Company's one other executive officer during the year ended December 31, 2000 who was not serving as an executive officer of the Company on December 31, 2000, and whose individual total salary and bonus exceeded $100,000 during such year (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                              Long-Term Compensation
                                Annual Compensation(1)                Awards
                                -------------------------     -----------------------
                                                                           Securities
                                                               Restricted  Underlying    All Other
Name and Principal                                               Stock      Options     Compensation
Position(2)                Year Salary($)    Bonus($)(3)      Awards($)(4)   (#)(5)        ($)(6)
------------------         ---- -----------  ------------     ------------ ----------   ------------
William P. Ferry.........  2000 $   500,000   $   324,000       $823,200          0       $ 6,447
  Chairman of the Board,   1999     400,000       350,000              0    300,000(7)     10,971
   President
   and Chief Executive     1998     363,462       810,900(8)     686,000          0         2,018
    Officer

Robert D. Burke(9) ......  2000     256,000        91,426              0     60,000         1,377
  Senior Vice President,   1999     250,000       160,000              0     30,000         1,974
   Worldwide
   Sales and Service       1998     249,231       155,000        205,800     30,000         1,594

Scott G. Silk(10) .......  2000     220,000       100,000        334,400     40,000         3,896
  Senior Vice President,   1999     180,769        85,000        277,200    150,000         2,392
   Marketing and Business
   Development

Richard M. Spaulding ....  2000     200,000       100,000        334,400     48,000         5,786
  Senior Vice President    1999     180,000       100,000              0     20,000         1,388
   and Chief
   Financial Officer,      1998     175,538        81,000        116,620     24,000         1,281
   Treasurer and Clerk

Anthony J. Bellantuoni ..  2000     180,000        77,500        334,400     40,000         5,893
  Senior Vice President,   1999     155,000        75,000              0     15,000         3,168
   Human
   Resources               1998     150,577        58,500        102,900     15,000         1,024

--------
 (1) Excludes perquisites and other personal benefits because the aggregate amount of such compensation was in all cases less than the lesser of either $50,000 or 10% of the total of annual salary and bonus for the Named Executive Officer.
 (2) Unless otherwise noted, lists the principal position with the Company as of December 31, 2000.
 (3) Unless otherwise noted, represents amounts awarded as annual incentive bonuses.
 (4) Represents the fair market value of the award of Restricted Stock (calculated by multiplying the per share fair market value of the Common Stock on the date of grant to the recipient by the number of shares of Restricted Stock subject to the award, minus the amount paid by the Named Executive Officer for such Restricted Stock). On December 21, 2000, Mr. Ferry received two separate awards of 120,000 shares of Restricted Stock and on December 1, 2000, Richard M. Spaulding, Anthony J. Bellantuoni and Scott G. Silk each received an award of 80,000 shares of Restricted Stock. As of December 31, 2000, William P. Ferry held 240,000 shares of Restricted Stock at a value of $1,039,200, Mr. Silk held 95,000, shares of Restricted Stock at a value of $411,350 and Messrs. Spaulding and Bellantuoni each held 80,000 shares of Restricted Stock at a value of $346,400. The preceding values of such holdings are calculated based on the fair market value of the Common Stock on December 29, 2000 ($4.34) minus the amount paid by the Named Executive Officer for such Restricted Stock. With respect to the Restricted Stock held by Mr. Ferry, 30,000 shares will vest on each of April 15, 2001, October 15, 2001, April 15, 2002 and October 15, 2002 and the remaining 120,000 shares will vest on November 16, 2003. With respect to the Restricted Stock held by Mr. Silk, 15,000 shares will vest on October 8, 2001 and the remaining 80,000 shares will vest on October 19, 2003. With respect to the Restricted Stock held by Messrs. Spaulding and Bellantuoni, each of their 80,000 shares will vest on October 19, 2003. The vesting schedules for the Restricted Stock that vests fully on October 19, 2003 in the case of Messrs. Silk, Spaulding and Bellantuoni (80,000 shares each) and for the Restricted Stock that vests fully on November 16, 2003 in the case of Mr. Ferry (120,000 shares), are subject to acceleration in part upon the achievement of specified targets for the fair market value of the Common Stock. Each Named Executive Officer is entitled to the same dividends with respect to his shares of Restricted Stock as are paid to holders of unrestricted shares of Common Stock.
 (5) Reflects the grant of options to purchase Common Stock.
 (6) Represents Company contributions to the Company's 401(k) Plan and amount paid for insurance premiums. In 2000, the Company paid $3,366, $1,377, $3,366, $3,366 and $3,366 in 401(k) plan contributions for Messrs. Ferry, Burke, Silk, Spaulding and Bellantuoni, respectively; and $3,081, $530, $2,420 and $2,527 in group life insurance premiums for Messrs. Ferry, Silk, Spaulding and Bellantuoni, respectively.
 (7) The total number of "Securities Underlying Options" for Mr. Ferry was incorrectly reported in last year's proxy statement as 500,000. The total number of options granted to Mr. Ferry in 1999 was 300,000.
 (8) Includes a stock bonus of 160,000 shares of Common Stock, with an aggregate fair market value on the date of grant of $498,400, granted by the Company to Mr. Ferry on January 2, 1998 pursuant to the terms of Mr. Ferry's Employment Agreement with the Company, as amended.
 (9) Mr. Burke left the Company in November 2000.
(10) Mr. Silk joined the Company as an executive officer in February 1999.

 Option Grants, Exercises and Year-End Values

   The following tables set forth certain information concerning option grants and exercises during the year ended December 31, 2000 to or by the Named Executive Officers and the number and value of the unexercised options held by such persons on December 31, 2000.




                                              Individual Grants
                                         ----------------------------              Potential Realizable Value
                            Number of                                                At Assumed Annual Rates
                            Securities   Percent of Total Exercise or              of Stock Price Appreciation
                            Underlying   Options Granted  Base Price                   for Option Term(3)
                             Options     to Employees in   Per Share  Expiration   ---------------------------
Name                      Granted (#)(1)   Fiscal Year     ($/sh)(2)     Date           5%           10%
----                      -------------- ---------------- ----------- ----------   ---------------------------
William P. Ferry........           0           --              --          --               --             --
Robert D. Burke.........      60,000           2.4%         $11.75     1/30/01(4)  $    443,375 $    1,123,559
Scott G. Silk...........      40,000           1.6%         $11.75      5/9/10     $    295,583 $      749,039
Richard M. Spaulding....      48,000           1.9%         $11.75      5/9/10     $    354,700 $      898,847
Anthony J. Bellantuoni..      40,000           1.6%         $11.75      5/9/10     $    295,583 $      749,039

                       OPTION GRANTS IN LAST FISCAL YEAR
--------
(1) Unless otherwise indicated, each option grants a right to purchase shares of Common Stock that vests in three equal annual installments beginning one year after the date of grant. Vesting of certain of the options may be accelerated under specified circumstances. See "Certain Relationships and Related Transactions--Executive Retention Agreements."
(2) Equal to the per share fair market value of the underlying shares of Common Stock on the date of grant.
(3) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. Actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock and the date on which the options are exercised. No gain to the optionees is possible without an appreciation in stock price, which will benefit all stockholders commensurately.
(4) Mr. Burke's options expired on January 30, 2001 as a result of his departure from the Company in November 2000.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                  Number of Securities
                                                 Underlying Unexercised     Value of Unexercised
                            Shares             Options at Fiscal Year-End  In-the-Money Options at
                          Acquired on  Value              (#)              Fiscal Year-End ($)(2)
                           Exercise   Realized -------------------------- -------------------------
Name                          (#)      ($)(1)  Exercisable/Unexercisable  Exercisable/Unexercisable
----                      ----------- -------- -------------------------  -------------------------
William P. Ferry........       --          --       654,994/225,006          $1,125,085/$87,115
Robert D. Burke.........    62,000    $764,875          63,800/0                  70,015/0
Scott G. Silk...........       --          --        57,500/132,500                  0/0
Richard M. Spaulding....     5,000     171,875       67,959/72,520              103,515/7,106
Anthony J. Bellantuoni..    10,000     179,375       40,150/59,850              52,250/10,450

--------
(1) Represents the difference between the aggregate fair market value of the underlying shares of Common Stock on the date of exercise and the aggregate exercise price.
(2) Based on the aggregate fair market value of the underlying shares of Common Stock on December 29, 2000 ($4.34 per share), less the aggregate option exercise price.

Certain Relationships and Related Transactions

 Mr. Ferry's Employment Agreement

   In February 1997, the Company entered into an Employment Agreement with Mr. Ferry, which was most recently amended in November 2000. Pursuant to the terms of the Employment Agreement, as amended (the "Employment Agreement"), Mr. Ferry is employed by the Company as its Chairman of the Board, President and Chief Executive Officer, and currently is paid a minimum annual salary of $550,000 and earns a minimum annual bonus of $350,000, based upon the achievement of certain performance objectives determined by the Board. $120,000 of such bonus is paid to Mr. Ferry as a non-recoverable advance against his bonus in quarterly installments of $30,000 in each of March, June, September and December. The remainder of Mr. Ferry's bonus, if any, is paid at the conclusion of the audit for the year. The Employment Agreement contains confidentiality and noncompetition provisions.

   Pursuant to the terms of his Employment Agreement, since 1997 and through the date of this Proxy Statement, the Company has granted Mr. Ferry (i) a stock option to purchase 1,000,000 shares of Common Stock at a per share exercise price of $2.25, (ii) a one-time cash bonus of $400,000, (iii) an award of 160,000 shares of Common Stock at par value, (iv) an award of 200,000 shares of Restricted Stock at par value, all of which shares are now fully vested and no longer subject to a repurchase right by the Company, (v) a stock option to purchase 300,000 shares of Common Stock at a per share exercise price of $8.75,
(vi) a stock option to purchase 300,000 shares of Common Stock at a per share exercise price of $5.81 and (v) two separate awards of 120,000 shares of Restricted Stock at par value. All of the 240,000 shares of Restricted Stock are subject to the Company's right of repurchase that expires as to 30,000 of such shares on each of April 15, 2001, October 15, 2001, April 15, 2002, and October 15, 2002 and as to an additional 120,000 of such shares on November 16, 2003. The 120,000 shares of Restricted Stock that fully vest on November 16, 2003 are subject to acceleration in part upon the achievement of specified targets for the fair market value of the Common Stock. Upon the occurrence of a change in control (as defined in his Employment Agreement), all of Mr. Ferry's unvested stock options will become 100% vested and exercisable and his Restricted Stock will become 100% vested and no longer subject to a right of repurchase by the Company. Upon Mr. Ferry's death or disability, 50% of any unvested shares of Restricted Stock will vest.

   The Company may terminate the Employment Agreement upon sixty days written notice to Mr. Ferry. In the event of such a termination, Mr. Ferry will be entitled to receive: (1) benefits for two years, (2) continued option vesting for one year, (3) continued Restricted Stock vesting for one year, with respect to the 120,000 shares of Restricted Stock that begin vesting on April 15, 2001 and end on October 15, 2002, and (4) a cash payment from the Company equal to the sum of two times his annual base salary and two times his target bonus (assuming 100% achievement of the performance objectives established for his bonus), of which one-half shall be paid in a lump sum upon termination and one-half shall be paid in twelve equal monthly installments thereafter.

   Mr. Ferry may terminate the Employment Agreement for good reason with 60 days' notice upon the occurrence of certain specified events generally relating to diminished responsibility with the Company. Upon such termination for good reason, Mr. Ferry will receive the same compensation, benefits and vesting continuation set forth in the prior paragraph.

   Upon a change in control, Mr. Ferry will receive a lump sum payment in cash equal to the sum of 2.99 times his annual base salary and 2.99 times his target bonus (assuming 100% achievement of the performance objectives established for his bonus) and full vesting of any outstanding unvested stock options and Restricted Stock.

 Other Employment Arrangements

   In January 1999, the Company entered into an Employment Letter with Mr. Silk pursuant to which the Company agreed to employ Mr. Silk as its Senior Vice President, Marketing and Business Development. The Employment Letter provides that if ePresence terminates Mr. Silk's employment for any reason other than for cause or in the event of a change in control, Mr. Silk will receive: (1) his base salary until he has obtained employment elsewhere, for a maximum of six months, (2) all accrued bonuses, assuming 100% achievement of established performance levels, and (3) medical and dental benefits for up to six months. If ePresence terminates Mr. Silk within 12 months after a change in control, Mr. Silk will receive 12 months of base salary and his annual bonus, assuming 100% achievement of established performance levels. Both the Company and Mr. Silk must provide 60 days' notice prior to termination of employment.

 Executive Retention Agreements

   In October 1998, the Company entered into an Executive Retention Agreement with each of Messrs. Spaulding and Bellantuoni. These Executive Retention Agreements contain provisions addressing compensation and benefits payable upon or relating to a change in control of the Company and certain terminations of employment by the Company. In his Executive Retention Agreement, each of Messrs. Spaulding and Bellantuoni agrees to confidentiality provisions and to remain in the employ of the Company upon certain events relating to a change in control.

   The Executive Retention Agreements provide generally that in the event of a change in control of the Company, 50% of all unvested stock options held by the executive officer vest immediately and 100% of all shares of Restricted Stock held by the executive officer become fully vested and no longer subject to the Company's right of repurchase. In addition, if subsequent to a change in control, the executive officer is terminated by the Company without cause or resigns for good reason, such executive officer will receive a minimum of one year of severance pay (including bonuses calculated at a level assuming achievement of targets) and a minimum of one year of continuation of benefits, and the remainder of his stock options will vest.

   The Executive Retention Agreements also provide for six months of severance pay (including bonuses) and benefits to each of Messrs. Spaulding and Bellantuoni upon the termination of employment (other than relating to a change in control) by the Company other than for death, disability or cause or by such executive officer for a material reduction in responsibilities.

   In connection with the Executive Retention Agreements, the Company granted awards of Restricted Stock to each of Messrs. Spaulding and Bellantuoni in the amounts of 34,000 and 30,000 shares, respectively. These shares of Restricted Stock have fully vested.

 HarbourVest Investment

   In March 1998, HarbourVest Partners V-Direct Fund, L.P. ("HarbourVest Fund") purchased from the Company 263,158 shares of the Company's Series A Preferred, warrants to purchase 65,790 shares of the Company's Series B Preferred and warrants to purchase 65,790 shares of the Company's Series C Preferred, for an aggregate purchase price of $10,000,000. Effective June 7, 1999, all of the Series A Preferred automatically converted into 2,631,580 shares of Common Stock. As of March 10, 2000, the Series B and Series C Convertible Preferred Stock warrants converted into warrants to purchase an aggregate of 1,315,800 shares of Common Stock. Mr. Wadsworth, a Class II Director of the Company, is a managing director of HarbourVest Partners, LLC, which is the managing member of HVP V-Direct Associates, L.L.C., the general partner of HarbourVest Fund.

 Microsoft Alliance

   On January 8, 1999, the Company entered into a three-year Alliance Agreement with Microsoft Corporation under which the two companies agreed to develop new services and software tools that increase the interoperability, connectivity and integration among their products. As part of the alliance, the Company agreed to expand its Microsoft certified network services organization, establish Customer Solutions Centers and work with Microsoft to develop worldwide sales and marketing programs. Under the agreement, Microsoft committed to contribute $10,000,000 over a three-year period for the training of at least 500 professionals, marketing and product development efforts and the purchase of 1,750,000 common stock warrants. To date, approximately $8,400,000 has been contributed by Microsoft under the Alliance Agreement. The common stock warrants are subject to a three-year lock-up provision, based on continuation of the alliance, and have an exercise price of $10.00 per share. The warrants are exercisable, in whole or in part, at any time through January 8, 2006. At any time after January 8, 2002, the warrants may be exercised by means of a cashless exercise.

 Other Related Transactions

   Each of Messrs. Ferry, Spaulding, Burke and Bellantuoni have borrowed money from the Company in order to pay federal and state tax obligations with respect to the vesting or issuance of shares of Restricted Stock. Mr. Ferry issued promissory notes to the Company during 1999 and 2000, all of which were consolidated into one promissory note in November 2000 in the aggregate amount of $836,772. In December 2000 an additional promissory note was issued in the amount of $192,900. The November and December loans bear simple interest at the applicable federal rate. All principal and accrued interest must be repaid in full 90 days after Mr. Ferry's termination date (or 180 days after Mr. Ferry's termination pursuant to a change in control). As of March 1, 2001, the total amount outstanding under both loans, including interest, was $1,044,270.

   Messrs. Spaulding and Bellantuoni each issued two separate promissory notes to the Company in May 2000 and October 2000. For May and October, respectively, Mr. Spaulding's notes are in the principal amounts of $52,461 and $43,939 and Mr. Bellantuoni's notes are in the principal amounts of $54,157 and $26,168. All four notes bear simple interest at the rate of prime less 1% per annum. All principal and accrued interest must be repaid for the May notes on August 5, 2001 and for the October notes on January 16, 2002. In connection with these loans, Mr. Spaulding has pledged a total of 27,200 shares of Common Stock owned by him as collateral and Mr. Bellantuoni has pledged a total of 24,000 shares of Common Stock owned by him. As of March 1, 2001, the total amount outstanding under both loans, including interest, for Messrs. Spaulding and Bellantuoni, respectively, was $120,062 and $103,093. Any amounts borrowed by Mr. Burke, including interest thereon, have been repaid to the Company.

   Mr. Silk issued a promissory note to the Company in October 2000 in the principal amount of $27,110, which bears simple interest at the rate of prime less 1% per annum. All principal and accrued interest must be repaid on January 8, 2002. Mr. Silk pledged 15,000 shares of Common Stock owned by him as collateral for the loan. As of March 1, 2001, the total amount outstanding under the loan, including interest, was $29,706.

Section 16(a) Beneficial Ownership Reporting Compliance

   Based solely on its review of copies of reports filed by reporting persons of the Company ("Reporting Persons") pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or written representations from certain Reporting Persons that no Form 5 filing was required for such person, the Company believes that during 2000, all filings required to be made by its Reporting Persons were timely made in accordance with the requirements of the Exchange Act, except as follows: Mr. Burke filed a late Form 4 reporting his June option exercise and sale of shares and Mr. Silk filed a late Form 4 reporting his October 1999 grant of Restricted Stock.

           REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

   The Company's executive compensation program is administered by the Compensation Committee, which is currently comprised of three directors who are not employees of the Company. The Compensation Committee is responsible for determining the compensation of each executive officer, as delegated by the Board of Directors.

   The Company's executive compensation program is designed to align executive compensation with the Company's business objectives and individual performance and to enable the Company to attract, retain and reward executive officers who contribute, and are expected to continue to contribute, to the Company's long-term success. In establishing executive compensation, the Compensation Committee is generally guided by the following principles: (1) the total compensation payable to executive officers should be competitive with the compensation paid by comparable companies for officers in comparable positions;
(2) individual compensation should include components that reflect the performance of the individual, teamwork and the achievement of corporate objectives; and (3) the Company should strive to achieve equitable relationships both between the compensation of individual officers and between the compensation of officers and other employees throughout the organization.

   The compensation of the Company's executive officers, including the Chief Executive Officer and the other Named Executive Officers, consists of a combination of base salary, annual incentive bonuses, equity-based compensation and long-term incentives.

   Base Salary. The Compensation Committee determines the base salary for all executives, including the Chief Executive Officer, by reviewing the salaries for competitive positions in the Company's industry, the historical compensation levels of the executives, the individual performance of the executives in the preceding year and salary levels required by any applicable employment agreements. In fixing the base salary of all executive officers in 2000, the Compensation Committee reviewed market data from outside resources showing salary data for companies within the same industry sector and with revenues comparable to those of the Company. The Compensation Committee considered the market data as a basis for its subjective assessment that the salaries established by it for 2000, including the base salary of Mr. Ferry, were competitive as compared to the salaries of executive officers of companies within the industry.

   Annual Incentive Awards. In 2000, the Company awarded annual incentive bonuses under the Company's Executive Bonus Plan. Bonuses under the Executive Bonus Plan are determined by the Compensation Committee based upon the achievement of specified Company financial and executive personal goals, in relation to an executive's annual salary. With respect to all executive officers other than Mr. Ferry, the Compensation Committee works with Mr. Ferry to establish appropriate financial targets for the Company and personal goals for each executive officer upon which to base bonus compensation under the Executive Bonus Plan. The weighting between total Company financial goals versus personal and team goals varied by position based upon the subjective determinations of the Compensation Committee. The Compensation Committee establishes the specific objectives for Mr. Ferry. In 2000, such objectives for Mr. Ferry were weighted 30% for revenue and 35% each for operating profit and cash management.

   Stock-Based Compensation. Awards of stock options and Restricted Stock are designed to more fully align the long-term interests of the Company's executives and its stockholders and to assist in the retention of executives. The Compensation Committee selects the executive officers, if any, to receive stock options and Restricted Stock and subjectively determines the number of shares subject to each award. The size of awards is generally intended by the Compensation Committee to reflect the executive's position with the Company and his contributions to the Company. The Compensation Committee considered options and Restricted Stock awarded in prior years when determining awards for 2000. Options are generally granted at market value and thus will have value to an executive only if the Company's stock price increases.

   During 2000, the Company's 1995 Employee Stock Purchase Plan was available to all eligible employees of the Company, including executive officers. This Plan generally permitted employees to purchase shares of Common Stock, through payroll deductions, at a price equal to 85% of the fair market value of the Common Stock at the beginning or end of the applicable purchase period, whichever is lower.

   Long Term Incentive Program. The Company recognizes that, as is the case with many publicly held corporations, the possibility of a change in control of the Company exists and that such possibility, and the uncertainty and questions which it may raise among key personnel, may result in the departure or distraction of key personnel to the detriment of the Company and its stockholders. Consequently, in 2000 the Board of Directors implemented a Long Term Incentive Program designed to reinforce and encourage the continued employment and dedication of the Company's key personnel without distraction from the possibility of a change in control of the Company and related events and circumstances.

   Based upon Mr. Ferry's position in the Company and his ability to direct and contribute to the Company's future performance, on December 21, 2000, Mr. Ferry received two separate Restricted Stock awards of 120,000 shares each. Also, on December 1, 2000, Messrs. Bellantuoni, Silk and Spaulding received Restricted Stock awards of 80,000 shares each. With respect to one of Mr. Ferry's awards of 120,000 shares and with respect to each of Messrs. Bellantuoni's, Silk's and Spaulding's awards of 80,000 shares, such awards will fully vest and will no longer be subject to repurchase by the Company on November 16, 2003 and October 19, 2003, respectively, and the lapse of such repurchase right is accelerated if the fair market value of the Common Stock achieves specified targets. With respect to the other award for 120,000 shares to Mr. Ferry, 30,000 shares will vest on each of April 15, 2001, October 15, 2001, April 15, 2002 and October 15, 2002.

   The Restricted Stock awards are structured so as to provide each executive with a long-term incentive to remain with the Company, as they are subject to the Company's right of repurchase in the event of termination of employment prior to specified dates. The size of each executive's Restricted Stock award is determined by the Compensation Committee and is generally intended to reflect the executive's position with and contributions to the Company.

   The Board determined that the terms of Mr. Ferry's Employment Agreement with the Company, as amended, satisfied the objectives of the Long Term Incentive Program.

   Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to the Company's Chief Executive Officer and four other most highly compensated executive officers. Certain performance-based compensation is excluded from this limitation. The Committee periodically reviews the potential consequences of Section 162(m) and may structure the performance-based portion of its executive compensation to comply with certain exemptions in Section 162(m). However, the

Committee reserves the right to use its judgment to authorize compensation payments that do not comply with the exemptions in Section 162(m) of the Code when the Committee believes that such payments are appropriate and in the best interests of the stockholders, after taking into consideration factors such as changing business conditions or the officer's performance.

                                          By the Compensation Committee of the
                                          Board of Directors of ePresence,
                                          Inc.

                                          John F. Burton
                                          Albert A. Notini
                                          Fontaine K. Richardson

                         COMPARATIVE STOCK PERFORMANCE

   The following graph compares the cumulative total shareholder return on the Company's Common Stock with the cumulative return of (i) the CRSP Total Return Index for the Nasdaq National Market (U.S.) (the "CRSP Nasdaq Index"), and (ii) the CRSP Nasdaq Total Return Industry Index for Nasdaq Computer & Data Processing Service Stocks (the "CRSP Computer & Data Index"). This graph assumes the investment of $100 on December 31, 1995, in the Company's Common Stock, the CRSP Nasdaq Index and the CRSP Computer & Data Index and assumes dividends are reinvested. Measurement points are the last trading days for the fiscal years ending December 31, 1995, 1996, 1997, 1998, 1999 and 2000.


                                                [GRAPH]

                                           Fiscal Year Ending
                    -----------------------------------------------------------
                       1995      1996      1997      1998       1999      2000
                    --------  --------  --------  --------   --------  --------
 ePresence, Inc.      100.00     43.90     28.66     86.59     195.12     42.38
 CRSP Nasdaq Index    100.00    124.27    152.00    214.39     378.12    237.66
CRSP Computer
   & Data Index       100.00    123.41    151.61    270.52     594.39    274.91

            REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

   The Audit Committee of the Board of Directors is comprised of three members and acts under a written charter first adopted and approved by the Board of Directors on April 21, 2000. A copy of this charter is attached to this Proxy Statement as Appendix A. The members of the Audit Committee currently are Messrs. Rando, Richardson and Wadsworth. Each of the members of the Audit Committee is independent, as defined by its charter and the rules of The Nasdaq Stock Market.

   Management of the Company is responsible for the Company's internal controls and the financial reporting process. The Company's independent auditors are responsible for performing an independent audit of the Company's financial statements in accordance with generally accepted accounting principles and to issue a report on those financial statements. The Audit Committee is responsible for monitoring and overseeing these processes. As appropriate, the Audit Committee reviews, evaluates, and discusses the following matters with the Company's management, independent auditors and internal accounting, financial and auditing personnel:

  . the plan for, and the independent auditors" report on, each audit of the Company"s financial statements;

  . the Company"s financial disclosure documents, including all financial statements and reports filed with the Securities and Exchange Commission or sent to shareholders;

  . changes in the Company"s accounting practices, principles, controls or methodologies;

  . significant developments or changes in accounting rules applicable to the Company; and

  . the adequacy of the Company"s internal controls and accounting, financial and auditing personnel.

   The Audit Committee reviewed the Company's audited financial statements for the fiscal year ended 2000 and discussed these financial statements with the Company's management and the independent auditors. The Audit Committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards 61 (Communication with Audit Committees) with PricewaterhouseCoopers LLP ("PWC"), the Company's independent auditors. SAS 61 requires PWC to discuss with the Company"s Audit Committee, among other things, the following:

  . methods to account for significant unusual transactions;

  . the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

  . the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors" conclusions regarding the reasonableness of those estimates; and

  . disagreements with management over the application of accounting principles, the basis for management's accounting estimates and the disclosures in the financial statements.

   The Company's independent auditors also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), which requires auditors annually to disclose in writing all relationships that in the auditor's professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence. In addition, the Audit Committee discussed with the independent auditors their independence from the Company. The Audit Committee also considered whether the independent auditors' provision of certain other, non-audit related services to the Company is compatible with maintaining such auditors' independence.

   Based on its discussions with management and the independent auditors, and its review of the representations and information provided by management and the independent auditors, the Audit Committee recommended to the Company's Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended 2000.

                                          By the Audit Committee of the Board
                                           of Directors of ePresence, Inc.

                                          John J. Rando
                                          Fontaine K. Richardson
                                          Robert M. Wadsworth

               PROPOSAL 2--APPROVAL OF 2001 STOCK INCENTIVE PLAN

   The Board of Directors believes that the success of the Company depends, in large part, upon the ability of the Company to maintain a competitive position in attracting and retaining key personnel. The Company currently is authorized to issue stock options and other stock-based awards under its 1992 Stock Incentive Plan, as amended (the "1992 Plan"). However, as the 1992 Plan terminates on June 23, 2002 and approximately 300,000 shares remain available for future grant under the 1992 Plan as of March 22, 2001, on January 29, 2001, the Board adopted, subject to stockholder ratification and approval, the 2001 Stock Incentive Plan (the "2001 Plan"). Pursuant to the 2001 Plan the Company may grant options and other stock-based awards for the purchase of an aggregate of 1,200,000 shares of the Company's Common Stock (subject to proportionate adjustment for stock splits and other changes in the Company's capitalization).

   The Board of Directors believes that the adoption of the 2001 Plan is in the best interests of the Company and its stockholders and recommends a vote FOR this proposal.

   The following is a brief summary of the provisions of the 2001 Plan. This summary is qualified in all respects by reference to the full text of the 2001 Plan, copies of which are available upon request to the Treasurer of the Company.

   The 2001 Plan provides for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, performance shares and awards of Restricted Stock and unrestricted stock ("Awards"). No Award may be made under the 2001 Plan after January 29, 2011, but Awards previously granted may extend beyond that date. The 2001 Plan may be sooner terminated by the Board of Directors, which has the power to amend or terminate the 2001 Plan at any time.

 Administration

   The 2001 Plan is administered by the Board of Directors, which may delegate the authority to administer the 2001 Plan to a committee, including to the Compensation Committee. The Board has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2001 Plan and to interpret the provisions of the 2001 Plan. No amendment to the 2001 Plan may be made without stockholder approval if such approval is necessary to comply with any applicable tax or regulatory requirement.

 Incentive Stock Options and Nonstatutory Options

   Optionees receive the right to purchase a specified number of shares of Common Stock at some time in the future at an option price and subject to such terms and conditions as are specified at the time of the grant. The 2001 Plan provides that the number of shares of Common Stock with respect to which options may be granted to any employee may not exceed 800,000 during any two consecutive calendar year period. Incentive stock options and options which the Board or Compensation Committee intends to qualify as performance-based compensation under Section 162(m) of the Code may not be granted at an exercise price less than the fair market value of the Common Stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the total combined voting power of the Company or its parent or subsidiary corporation).

 Restricted Stock

   Awards of shares of Common Stock may be granted under the 2001 Plan that are subject to the Company's right of repurchase at their purchase price in the event that conditions specified in the applicable

Award are not satisfied prior to specified dates ("Restricted Stock Awards"). Conditions for repurchase may be based on continuing employment or service or achievement of pre-established performance or other goals and objectives. The purchase price for each share of Restricted Stock Awards is determined by the Board, but may not be less than the par value of the Common Stock.

 Eligibility

   All of the employees, officers, directors, consultants and advisors of the Company and its subsidiaries who are expected to contribute to the Company's future growth and success are eligible to participate in the 2001 Plan. Incentive stock options may only be granted to persons eligible to receive incentive stock options under the Code. As of March 22, 2001, approximately 377 people were eligible to participate in the 2001 Plan. On March 22, 2001 the closing sale price of the Company's Common Stock on the Nasdaq National Market was $4.31.

   The granting of Awards under the 2001 Plan is discretionary, and the Company cannot now determine the number or type of Awards to be granted in the future to any particular person or group.

 Federal Income Tax Consequences

   The following is a summary of the United States federal income tax consequences that generally will arise with respect to Awards granted under the 2001 Plan and with respect to the sale of Common Stock acquired under the 2001 Plan.

   Incentive Stock Options. In general, a participant will not recognize taxable income upon the grant or exercise of an incentive stock option. Instead, a participant will recognize taxable income with respect to an incentive stock option only upon the sale of Common Stock acquired through the exercise of the option ("ISO Stock"). The exercise of an incentive stock option, however, may subject the participant to the alternative minimum tax.

   Generally, the tax consequences of selling ISO Stock will vary with the length of time that the participant has owned the ISO Stock at the time it is sold. If the participant sells ISO Stock after having owned it for at least two years from the date the option was granted (the "Grant Date") and one year from the date the option was exercised (the "Exercise Date"), then the participant will recognize long-term capital gain in an amount equal to the excess of the sale price of the ISO Stock over the exercise price.

   If the participant sells ISO Stock for more than the exercise price prior to having owned it for at least two years from the Grant Date and one year from the Exercise Date (a "Disqualifying Disposition"), then all or a portion of the gain recognized by the participant will be ordinary compensation income and the remaining gain, if any, will be a capital gain. This capital gain will be a long-term capital gain if the participant has held the ISO Stock for more than one year prior to the date of sale.

   If a participant sells ISO Stock for less than the exercise price, then the participant will recognize capital loss in an amount equal to the excess of the exercise price over the sale price of the ISO Stock. This capital loss will be a long-term capital loss if the participant has held the ISO Stock for more than one year prior to the date of sale.

   Nonstatutory Stock Options. As in the case of an incentive stock option, a participant will not recognize taxable income upon the grant of a nonstatutory stock option. Unlike an incentive stock option, however, a participant who exercises a nonstatutory stock option generally will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Common Stock acquired through the exercise of the option ("NSO Stock") on the Exercise Date over the exercise price.

   With respect to any NSO Stock, a participant will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NSO Stock, a participant generally will recognize capital gain or loss in an amount equal to the difference between the sale price of the NSO Stock and the participant's tax basis in the NSO Stock. This capital gain or loss will be a long-term capital gain or loss if the participant has held the NSO Stock for more than one year prior to the date of the sale.

   Restricted Stock. A participant will not recognize taxable income upon the grant of a Restricted Stock Award unless the participant makes an election under Section 83(b) of the Code (a "Section 83(b) Election"). If the participant makes a Section 83(b) Election within 30 days of the date of the grant, then the participant will recognize ordinary compensation income, for the year in which the Award is granted, in an amount equal to the difference between the fair market value of the Common Stock at the time the Award is granted and the purchase price paid for the Common Stock. If a Section 83(b) Election is not made, then the participant will recognize ordinary compensation income, at the time that the forfeiture provisions or restrictions on transfer lapse, in an amount equal to the difference between the fair market value of the Common Stock at the time of such lapse and the original purchase price paid for the Common Stock. The participant will have a tax basis in the Common Stock acquired equal to the sum of the price paid and the amount of ordinary compensation income recognized.

   Upon the disposition of the Common Stock acquired pursuant to a Restricted Stock Award, the participant will recognize a capital gain or loss in an amount equal to the difference between the sale price of the Common Stock and the participant's tax basis in the Common Stock. This capital gain or loss will be a long-term capital gain or loss if the shares are held for more than one year. For this purpose, the holding period shall begin the day after the date on which the forfeiture provisions or restrictions lapse if a Section 83(b) Election is not made, or the day after the Award is granted if a Section 83(b) Election is made.

   Tax Consequences to the Company. The grant of an Award under the 2001 Plan will have no tax consequences to the Company. Moreover, in general, neither the exercise of an incentive stock option nor the sale of any Common Stock acquired under the 2001 Plan will have any tax consequences to the Company. The Company generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by a participant under the 2001 Plan, including in connection with a Restricted Stock Award or as a result of the exercise of a nonstatutory stock option or a Disqualifying Disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

         PROPOSAL 3--RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

   The Board of Directors, at the recommendation of the Audit Committee, has selected the firm of PricewaterhouseCoopers LLP ("PWC") as the Company's independent auditors for the current fiscal year.

   Although stockholder approval of the Board's selection of PWC is not required by law, the Board believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, the Board will reconsider its selection of PWC.

   Representatives of PWC are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

   The Board of Directors believes that the ratification of PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year 2001 is in the best interests of the Company and its stockholders and recommends a vote FOR this proposal.

   The following is certain information concerning amounts billed by PWC to the Company during 2000:

   Audit Fees. PWC billed the Company an aggregate of $180,500 in fees for professional services rendered in connection with the audit of the Company's financial statements for the most recent fiscal year and the reviews of the financial statements included in each of the Company's Quarterly Reports on Form 10-Q during the fiscal year ended December 31, 2000.

   Financial Information Systems Design and Implementation Fees. PWC did not bill the Company for any professional services rendered to the Company and its affiliates for the fiscal year ended December 31, 2000 in connection with financial information systems design or implementation, the operation of the Company's information system or the management of its local area network.

   All Other Fees. PWC billed the Company an aggregate of $188,905 in fees for other services rendered to the Company and its affiliates for the fiscal year ended December 31, 2000.

                             STOCKHOLDER PROPOSALS

   Any proposal that a stockholder of the Company wishes to be considered for inclusion in the Company's proxy statement and proxy card for the 2002 Annual Meeting of Stockholders (the "2002 Annual Meeting") must be received by the Clerk of the Company at its offices, 120 Flanders Road, Westboro,
Massachusetts 01581 on or before December 7, 2001.

   If a stockholder of the Company wishes to nominate a director or present a proposal before the 2002 Annual Meeting, but does not wish to have the proposal considered for inclusion in the Company's proxy statement and proxy card, such stockholder must give written notice to be received by the Clerk of the Company at the principal offices of the Company, on or after February 8, 2002, but prior to March 11, 2002; provided, however, that if the date of the 2002 Annual Meeting is advanced by more than 20 days or delayed by more than 60 days from May 9, 2002, a stockholder's notice of a nomination or proposal must be received by the Clerk not earlier than the ninetieth day prior to the 2002 Annual Meeting and not later than the close of business on the later of
(i) the sixtieth day prior to the 2002 Annual Meeting and (ii) the tenth day following the day on which notice of the date of the 2002 Annual Meeting was mailed or public disclosure of the date of the 2002 Annual Meeting was made, whichever occurs first. No stockholder nomination or proposal is required to be considered unless it is presented in accordance with the requirements of the Company's By-laws and the Securities Exchange Act of 1934. The persons designated in the Company's proxy card will be granted discretionary authority with respect to any stockholder proposal to the full extent permitted by the rules and regulations of the Securities and Exchange Commission.

                                 OTHER MATTERS

   The Board of Directors does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

   All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews. In addition, the Company retains the right to engage outside agencies to assist in the solicitation of proxies for the Annual Meeting. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and, as required by law, the Company will, at their request, reimburse them for their out-of-pocket expenses in this regard.

                                          By Order of the Board of Directors,

                                          Richard M. Spaulding,
                                          Senior Vice President and
                                          Chief Financial Officer,
                                          Treasurer and Clerk

April 6, 2001

   The Board of Directors hopes that stockholders will attend the Annual Meeting. Whether or not you plan to attend, you are urged to complete, date, sign and return the enclosed proxy card in the accompanying envelope. Stockholders who attend the Annual Meeting may vote their stock personally even though they have sent in their proxies.

                                                                      Appendix A

                                   ePresence

                            Audit Committee Charter

                                 April 20, 2000

Mission Statement

   The audit committee shall assist the board of directors of ePresence (the "Company") in fulfilling its responsibilities with respect to the Company's financial reporting process, system of internal controls and audit process. In performing its duties, the committee shall facilitate open communication between the committee, the board of directors, management, and the external auditors.

   The audit committee shall discharge its responsibilities, and shall assess the information provided by the Company's management and the external auditor, in accordance with its business judgment. The responsibilities set forth herein do not reflect or create any duty or obligation of the audit committee to plan, conduct, oversee or determine the appropriate scope of any audit, or to determine that the Company's financial statements are complete, accurate, fairly presented, or in accordance with generally accepted accounting principles or applicable law. In exercising its business judgement, the audit committee shall rely on the information and advice provided by the Company's management and/or its external auditor.

Membership

 . Number. The audit committee shall consist of at least three independent, financially literate members of the board of directors meeting the requirements set forth below.

 . Independence. A director is independent if he or she is not an officer or employee of the Company or its subsidiaries, if he or she has no relationship which, in the opinion of the Company's board of directors, would interfere with his or her exercise of independent judgment in carrying out the responsibilities of a director, and if he or she:

  . Has not been an employee of the Company or any affiliate of the Company in the current year or in any of the past three years:

  . Has no immediate family member who has been employed by the Company or an affiliate of the Company in any of the past three years (an immediate family member includes a persons' spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and anyone who resides in a person's home);

  . Is not employed as an executive of any entity other than the Company having a compensation committee which includes any of the Company's executives;

  . Did not within the last fiscal year receive from the Company or any affiliate of the Company compensation--other than benefits under a tax qualified retirement plan, compensation for director service or nondiscretionary compensation--greater than $60,000; and

  . Has not in any of the past three years been a partner in, or controlling shareholder or executive of, a for profit business organization to which the Company made or from which the Company received payment

   (other than payment arising solely from investments in the Company's securities) that exceeds the greater of (i) $200,000; or (ii) more than 5% of the Company's or business organization's consolidated gross revenues.

   Under exceptional and limited circumstances, one director who has a relationship making him or her not independent, and who is not a Company employee or an immediate family member of a Company employee, may serve on the audit committee if the board of directors determines that the director's membership on the audit committee is required by the best interests of the Company and its shareholders, and discloses in the next annual proxy statement after such determination the nature of the relationship and the reasons for the determination.

 . Financial Literacy. Each member of the audit committee must be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement, or must be able to do so within a reasonable time after his or her appointment to the audit committee. At least one member of the audit committee must have past employment experience in finance or accounting, professional certification in accounting, or other comparable experience or background which result in the member having financial sophistication (such as being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities).

 . Chairman. Unless a chairman is elected by the board of directors, the audit committee shall elect a chairman by majority vote.

Roles and Responsibilities

 Internal Control

 . Emphasize to management the importance of internal controls and participate in a dialogue with management and the external auditor concerning internal controls; and

 . Discuss with management whether internal control recommendations made by external auditors have been implemented.

Financial Reporting

 Annual Financial Statements

 . Review the annual financial statements and discuss them, and the results of the audit, with management and the external auditors;

 . Inquire of the external auditor and management concerning areas requiring substantial accounting judgment, such as accounting for revenue recognition, obsolete or slow-moving inventory, product liability, litigation reserves or other commitments and contingencies;

 . Discuss with management, its handling of proposed audit adjustments identified by the external auditors; and

 . Consider whether the audit will recommend to the board of directors that the Company's audited financials be included in the Company's annual reports on Form 10-K.

 Interim Financial Statements

 . Direct management to advise the audit committee in the event the Company proposes to disclose or file interim financial information prior to completion of review by external auditor.

 . Direct the external auditor to use its best efforts to perform all reviews of interim financial information prior to the disclosure by the Company of such information, and to discuss promptly with the Chairman of the audit committee and the Chief Financial Officer any matters identified in connection with the external auditor's review of interim financial information which are required to be discussed by Statement on Auditing Standards with No. 61. The Chairman of the audit committee shall discuss any such matters with the external auditor, and shall notify the other members of the audit committee of any discussions which the external auditor or the Chairman in the exercise of his or her business judgement believes should be considered by the audit committee prior to disclosure or filing of the interim financial information, or the audit committee's next scheduled meeting.

 External Audit

 . The external auditor shall be accountable to the audit committee and the board of directors, which together shall have the ultimate authority and responsibility to nominate the external auditor to be proposed for shareholder approval in any proxy statement, and to select, evaluate, and (where appropriate) replace the external auditor;

 . Prepare for inclusion where necessary in a proxy or information statement of the Company relating to an annual meeting of security holders at which directors are to be elected (or special meeting or written consents in lieu of such meeting), the report described in Item 306 of Regulation S-K;

 . Discuss with the external auditor its independence, actively engage in a dialogue with the external auditor regarding any disclosed relationships or services that might impact the objectivity and independence of the auditor, and take, or recommend that the full board of directors take, appropriate action to oversee the independence of the external auditor;

 . Ensure that the audit committee receives from the external auditors the written disclosures and letter required by Independence Standards Board Standard No. 1;

 . Discuss with the external auditor the matters about which Statement on Auditing Standard No. 61 requires discussion; and

 . Discuss with the external auditors their proposed audit scope and approach.

Other Responsibilities

 . Meet with the external auditors and management (the Chief Financial Officer, Controller and other most senior person, if any, responsible for the internal audit activities) in separate executive sessions at least once per year to discuss any matters that the committee or these groups believe should be discussed privately;

 . Discuss the significant findings and recommendations made by the external auditors;

 . Review the charter at least annually to assess its adequacy and recommend that the board update the charter as necessary; and

 . Annually inform the external auditor, the Chief Financial Officer, the Controller, and the most senior other person, if any, responsible for the internal audit activities, that they should promptly contact the audit committee or its Chairman about any significant issue or disagreement concerning the Company's accounting practices or financial statements that is not resolved to their satisfaction. Where such communications are made to the Chairman, he or she shall confer with the external auditor concerning any such communications, and shall notify the other members of the audit committee of any communications which the external auditor or the Chairman in the exercise of his or her business judgment believes should be considered by the audit committee prior to its next scheduled meeting.

Reporting Responsibilities

 . Regularly update the board of directors about committee activities and make appropriate recommendations.

                                                                      Appendix B
                                                                      ----------
                                ePresence, Inc.

                           2001 Stock Incentive Plan
                           -------------------------

Section 1.  Purpose
            -------

          The purpose of this Stock Incentive Plan (the "Plan") is to advance the interests of ePresence, Inc. (the "Company") by enhancing its ability to attract and retain key employees, consultants and others who are in a position to contribute to the Company's future growth and success.

Section 2.  Definitions
            -----------

          "Award" means any Option, Stock Appreciation Right, Performance Share, Restricted Stock or Unrestricted Stock awarded under the Plan.

          "Board" means the Board of Directors of the Company.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          "Committee" means a committee or subcommittee of the Board appointed by the Board to administer the Plan.

          "Common Stock" or "Stock" means the Common Stock, $.01 par value per share, of the Company.

          "Company" means ePresence, Inc. and, except where the content otherwise requires, all present and future subsidiaries of the Company as defined in Sections 424(f) of the Code.

          "Designated Beneficiary" means the beneficiary designated by a Participant, in a manner determined by the Board, to receive amounts due or exercise rights of the Participant in the event of the Participant's death. In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

          "Fair Market Value" means, with respect to Common Stock or any other property, the fair market value of such property as determined by the Board in good faith or in the manner established by the Board from time to time.

          "Incentive Stock Option" means an option to purchase shares of Common Stock awarded to a Participant under Section 6 which is intended to meet the requirements of Section 422 of the Code or any successor provision.

          "Nonstatutory Stock Option" means an option to purchase shares of Common Stock awarded to a Participant under Section 6 which is not intended to be an Incentive Stock Option.

          "Option" means an Incentive Stock Option or a Nonstatutory Stock
Option.

          "Participant" means a person selected by the Board to receive an Award under the Plan.

          "Performance Shares" mean shares of Common Stock which may be earned by the achievement of performance goals awarded to a Participant under Section 8.

          "Reporting Person" means a person subject to Section 16 of the Securities Exchange Act of 1934 or any successor provision.

          "Restricted Period" means the period of time selected by the Board during which shares subject to a Restricted Stock Award may be repurchased by or forfeited to the Company.

          "Restricted Stock" means shares of Common Stock awarded to a Participant under Section 9.

          "Stock Appreciation Right" or "SAR" means a right to receive any excess in Fair Market Value of shares of Common Stock over the exercise price awarded to a Participant under Section 7.

          "Unrestricted Stock" means shares of Common Stock awarded to a Participant under Section 9(c).

Section 3.  Administration
            --------------

          The Plan will be administered by the Board. The Board shall have authority to make Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable from time to time, and to interpret the provisions of the Plan. The Board's decisions shall be final and binding. No member of the Board shall be liable for any action or determination relating to the Plan made in good faith. To the extent permitted by applicable law, the Board may delegate to one or more executive officers of the Company the power to make Awards to Participants who are not Reporting Persons and all determinations under the Plan with respect thereto, provided that the Board shall fix the maximum amount of such Awards to be made by such executive officers and a maximum amount for any one Participant. To the extent permitted by applicable law, the Board may appoint a Committee to administer the Plan and, in such event, all references to the Board in the Plan shall mean such Committee or the Board. All decisions by the Board or the Committee pursuant to the Plan shall be final and binding on all persons having or claiming any interest in the Plan or in any Award.

Section 4.  Eligibility
            -----------

          All of the Company's employees, officers, directors, consultants and advisors who are expected to contribute to the Company's future growth and success, other than persons who have irrevocably elected not to be eligible, are eligible to be Participants in the Plan. Incentive Stock Options may be awarded only to persons eligible to receive Incentive Stock Options under the Code.

Section 5.  Stock Available for Awards
            --------------------------

          (a) Subject to adjustment under subsection (b) below, Awards may be made under the Plan for up to 1,200,000 shares of Common Stock. If any Award in respect of shares of Common Stock expires or is terminated unexercised or is forfeited for any reason or settled in a manner that results in fewer shares outstanding than were initially awarded, the shares subject to such Award or so surrendered, as the case may be, to the extent of such expiration, termination, forfeiture or decrease, shall again be available for award under the Plan, subject, however, in the case of Incentive Stock Options, to any limitation required under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

          (b) In the event that the Board, in its sole discretion, determines that any stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or other similar transaction affects the Common Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under the Plan, then the Board, subject, in the case of Incentive Stock Options, to any limitation required under the Code, shall equitably adjust any or all of (i) the number and kind of shares in respect of which Awards may be made under the Plan, (ii) the number and kind of shares subject to outstanding Awards, and (iii) the award, exercise or conversion price with respect to any of the foregoing, and if considered appropriate, the Board may make provision for a cash payment with respect to an outstanding Award, provided that the number of shares subject to any Award shall always be a whole number.

          (c) The Board may grant Awards under the Plan in substitution for stock and stock based awards held by employees of another corporation who concurrently become employees of the Company as a result of a merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a subsidiary of property or stock of the employing corporation. The substitute Awards shall be granted on such terms and conditions as the Board considers appropriate in the circumstances, notwithstanding any limitations on Options set forth in Section 6.

Section 6.  Stock Options
            -------------

       (a)     General.
               -------

               (i) Subject to the provisions of the Plan, the Board may award Incentive Stock Options and Nonstatutory Stock Options, and determine the number of shares to be covered by each Option, the option price therefor and the conditions and limitations applicable to the exercise of the Option. The terms and conditions of Incentive Stock Options shall be subject to and comply with
Section 422 of the Code, or any successor provision, and any regulations thereunder. Subject to adjustment as provided in Subsection 5(b) above, the maximum number of shares with respect to which Options may be granted to any employee under the Plan shall not exceed 800,000 shares of Common Stock during any two consecutive calendar year period. For purposes of calculating such maximum number, (a) an Option shall continue to be treated as outstanding notwithstanding its repricing, cancellation or expiration and (b) the repricing of an outstanding Option or the issuance of a new Option in substitution for a cancelled Option shall be deemed to constitute the grant of a new additional Option separate from the original grant of the Option that is repriced or cancelled.

          (ii) The Board shall establish the exercise price at the time each option is awarded. In the case of Incentive Stock options, such price shall not be less than 100% of the Fair Market Value of the Common Stock on the date of award.

          (iii) Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable Award or thereafter. The Board may impose such conditions with respect to the exercise of options, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.

          (iv) Options granted under the Plan may provide for the payment of the exercise price by delivery of cash or check in an amount equal to the exercise price of such options or, to the extent permitted by the Board at or after the award of the option, by (A) delivery of vested shares of Common Stock owned by the optionee for at least six months (or such shorter period as is approved by the Board), valued at their Fair Market Value, (B) delivery of a promissory note of the optionee to the Company on terms determined by the Board,
(C) delivery of an irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price or delivery of irrevocable instructions to a broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price, (D) payment of such other lawful consideration as the Board may determine, or (E) any combination of the foregoing.

          (v) The Board may provide for the automatic award of an option upon the delivery of shares to the Company in payment of the exercise price of an option for up to the number of shares so delivered.

          (vi) The Board may at any time accelerate the time at which all or any part of an Option may be exercised.

     (b)  Incentive Stock Options.
          -----------------------

          Options granted under the Plan which are intended to be Incentive Stock options shall be subject to the following additional terms and conditions:

          (i) All Incentive Stock Options granted under the Plan shall, at the time of grant, be specifically designated as such in the option agreement covering such Incentive Stock Options. The option exercise period shall not exceed ten years from the date of grant.

          (ii) If any employee to whom an Incentive Stock Option is to be granted under the Plan is, at the time of the grant of such option, the owner of stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (after taking into account the attribution of stock ownership rule of Section 424(b) and of the Code), then the following special provisions shall be applicable to the Incentive Stock Option granted to such individual:

               (x) The purchase price per share of the Common Stock subject to such Incentive Stock Option shall not be less than 110% of the Fair Market Value of one share of Common Stock at the time of grant; and

               (y) The option exercise period shall not exceed five years from the date of grant.

        (iii) For so long as the Code shall so provide, options granted to any employee under the Plan (and any other incentive stock option plans of the Company) which are intended to constitute Incentive Stock Options shall not constitute Incentive Stock Options to the extent that such options, in the aggregate, become exercisable for the first time in any one calendar year for shares of Common Stock with an aggregate Fair Market Value (determined as of the respective date or dates of grant) of more than $100,000.

          (iv) No Incentive Stock Option may be exercised unless, at the time of such exercise, the Participant is, and has been continuously since the date of grant of his or her option, employed by the Company, except that:

               (x) an Incentive Stock Option may be exercised within the period of 90 days after the date the Participant ceases to be an employee of the Company (or within such lesser period as may be specified in the applicable option agreement), provided, that the agreement with respect to such Option may designate a longer exercise period and that the exercise after such 90-day period shall be treated as the exercise of a Nonstatutory Stock option under the Plan;

               (y) if the Participant dies while in the employ of the Company, or within 90 days after the Participant ceases to be such an employee, the Incentive Stock Option may be exercised by the Participant's Designated Beneficiary within the period of one year after the date of death (or within such lesser period as may be specified in the applicable Option agreement); and

               (z) if the Participant becomes disabled (within the meaning of Section 22(e)(3) of the Code or any successor provision thereto) while in the employ of the Company, the Incentive Stock option may be exercised within the period of one year after the date of disability (or within such lesser period as may be specified in the option agreement).

For all purposes of the Plan and any Option granted hereunder, "employment" shall be defined in accordance with the provisions of Section 1.421-7(h) of the Income Tax Regulations (or any successor regulations). Notwithstanding the foregoing provisions, no Incentive Stock Option may be exercised after its expiration date.

Section 7.  Stock Appreciation Rights
            -------------------------

        (a) The Board may grant Stock Appreciation Rights entitling recipients on exercise of the SAR to receive an amount, in cash or Stock or a combination thereof (such form to be determined by the Board), determined in whole or in part by reference to appreciation in the Fair Market Value of the Stock between the date of the Award and the exercise of the Award. A Stock Appreciation Right shall entitle the Participant to receive, with respect to each share of Stock as to which the SAR is exercised, the excess of the share's Fair Market Value on the date of exercise over its Fair Market Value on the date the SAR was granted. The Board may also grant Stock Appreciation Rights that provide that, following a change in control of the Company

(as defined by the Board at the time of the Award), the holder of such SAR will be entitled to receive, with respect to each share of Stock subject to the SAR, an amount equal to the excess of a specified value (which may include an average of values) for a share of Stock during a period preceding such change in control over the Fair Market Value of a share of Stock on the date the SAR was granted.

     (b) Stock Appreciation Rights may be granted in tandem with, or independently of, options granted under the Plan. A Stock Appreciation Right granted in tandem with an option which is not an Incentive Stock option may be granted either at or after the time the Option is granted. A Stock Appreciation Right granted in tandem with an Incentive Stock option may be granted only at the time the Option is granted.

     (c) When Stock Appreciation Rights are granted in tandem with Options, the following provisions will apply:

          (i) The Stock Appreciation Right will be exercisable only at such time or times, and to the extent, that the related option is exercisable and will be exercisable in accordance with the procedure required for exercise of the related Option.

          (ii) The Stock Appreciation Right will terminate and no longer be exercisable upon the termination or exercise of the related Option, except that a Stock Appreciation Right granted with respect to less than the full number of shares covered by an option will not be reduced until the number of shares as to which the related option has been exercised or has terminated exceeds the number of shares not covered by the Stock Appreciation Right.

          (iii) The Option will terminate and no longer be exercisable upon the exercise of the related Stock Appreciation Right.

          (iv) The Stock Appreciation Right will be transferable only with the related Option.

          (v) A Stock Appreciation Right granted in tandem with an Incentive Stock Option may be exercised only when the market price of the Stock subject to the option exceeds the exercise price of such option.

     (d) A Stock Appreciation Right not granted in tandem with an option will become exercisable at such time or times, and on such conditions, as the Board may specify.

     (e) The Board may at any time accelerate the time at which all or any part of the SAR may be exercised.

Section 8.  Performance Shares
            ------------------

       (a) The Board may make Performance Share Awards entitling recipients to acquire shares of Stock upon the attainment of specified performance goals. The Board may make Performance Share Awards independent of or in connection with the granting of any other Award under the Plan. The Board in its sole discretion shall determine the performance goals applicable under each such Award, the periods during which performance is to be measured, and all other limitations and conditions applicable to the awarded Performance Shares; provided, however, that the Board may rely on the performance goals and other standards applicable to other performance plans of the Company in setting the standards for Performance Share Awards under the Plan.

     (b) Performance Share Awards and all rights with respect to such Awards may not be sold, assigned, transferred, pledged or otherwise encumbered.

     (c) A Participant receiving a Performance Share Award shall have the rights of a stockholder only as to shares actually received by the Participant under the Plan and not with respect to shares subject to an Award but not actually received by the Participant. A Participant shall be entitled to receive a stock certificate evidencing the acquisition of shares of Stock under a Performance Share Award only upon satisfaction of all conditions specified in the agreement evidencing the Performance Share Award.

     (d) The Board may at any time accelerate or waive any or all of the goals, restrictions or conditions imposed under any Performance Share Award.

Section 9. Restricted and Unrestricted Stock
           ---------------------------------

     (a) The Board may grant Restricted Stock Awards entitling recipients to acquire shares of Stock, subject to the right of the Company to repurchase all or part of such shares at their purchase price (or to require forfeiture of such shares if purchased at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable Restricted Period or Restricted Periods established by the Board for such Award. Conditions for repurchase (or forfeiture) may be based on continuing employment or service or achievement of pre-established performance or other goals and objectives.

     (b) Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as permitted by the Board, during the applicable Restricted Period. Shares of Restricted Stock shall be evidenced in such manner as the Board may determine. Any certificates issued in respect of shares of Restricted Stock shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the Restricted Period, the Company (or such designee) shall deliver such certificates to the Participant or if the Participant has died, to the Participant's Designated Beneficiary.

     (c) The Board may, in its sole discretion, grant (or sell at a purchase price determined by the Board, which shall not be lower than 85% of Fair Market Value on the date of sale) to Participants shares of Stock free of any restrictions under the Plan ("Unrestricted Stock").

     (d) The purchase price for each share of Restricted Stock and Unrestricted Stock shall be determined by the Board of Directors and may not be less than the par value of the Common Stock. Such purchase price may be paid in the form of past services or such other lawful consideration as is determined by the Board.

     (e) The Board may at any time accelerate the expiration of the Restricted Period applicable to all, or any particular, outstanding shares of Restricted Stock.

Section 10.  General Provisions Applicable to Awards
             ---------------------------------------

     (a)  Applicability of Rule 16b-3. Those provisions of the Plan which make
          ---------------------------
an express reference to Rule 16b-3 shall apply to the Company only at such time as the Company's Common Stock is registered under the Securities Exchange Act of 1934, or any successor provision, and then only to Reporting Persons.

     (b)  Documentation.  Each Award under the Plan shall be evidenced by an
          -------------
instrument delivered to the Participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Board considers necessary or advisable. Such instruments may be in the form of agreements to be executed by both the Company and the Participant, or certificates, letters or similar documents, acceptance of which will evidence agreement to the terms thereof and of this Plan.

     (c)  Board Discretion.  Each type of Award may be made alone, in
          ----------------
addition to or in relation to any other type of Award. The terms of each type of Award need not be identical, and the Board need not treat Participants uniformly. Except as otherwise provided by the Plan or a particular Award, any determination with respect to an Award may be made by the Board at the time of award or at any time thereafter.

     (d)  Termination of Status.  Subject to the provisions of Section 6(b)(iv),
          ---------------------
the Committee shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other termination of employment or other status of a Participant and the extent to which, and the period during which, the Participant's legal representative, guardian or Designated Beneficiary may exercise rights under such Award.

     (e)  Mergers, Etc.  In the event of a consolidation, merger or other
          -------------
reorganization in which all of the outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity (an "Acquisition") or in the event of a liquidation of the Company, the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the Company, may, in its discretion, take any one or more of the following actions as to outstanding Awards: (i) provide that such Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) on such terms as the Board determines to be appropriate, (ii) upon written notice to Participants, provide that all unexercised Options or SARs will terminate immediately prior to the consummation of such transaction unless exercised by the Participant within a specified period following the date of such notice, (iii) in the event of an Acquisition under the terms of which holders of the Common Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the Acquisition (the "Acquisition Price"), make or provide for a cash payment to Participants equal to the difference between (A) the Acquisition Price times the number of shares of Common Stock subject to outstanding Options or SARs (to the extent then exercisable and to the extent the exercise price does not exceed the Acquisition Price) and (B) the aggregate exercise price of all such outstanding options or SARs in exchange for the termination of such Options and SARs, and (iv) provide that all or any outstanding Awards shall become exercisable or realizable in full prior to the effective date of such Acquisition.

          (f)  Withholding.  The Participant shall pay to the Company, or make
               -----------
provision satisfactory to the Board for payment of, any taxes required by law to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. In the Board's discretion, and subject to such conditions as the Board may establish, such tax obligations may be paid in whole or in part in vested shares of Common Stock, including vested shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, that the total tax withholding where shares are being used to satisfy such tax obligations cannot exceed the Company's minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Participant.

          (g)  Foreign Nationals.  Awards may be made to Participants who are
               -----------------
foreign nationals or employed outside the United States on such terms and conditions different from those specified in the Plan as the Board considers necessary or advisable to achieve the purposes of the Plan or comply with applicable laws.

          (h)  Amendment of Award.  The Board may amend, modify or terminate any
               ------------------
outstanding Award, including substituting therefor another Award of the same or a different type, changing the date of exercise or realization and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

          (i)  Conditions on Delivery of Stock.  The Company will not be
               -------------------------------
obligated to deliver any shares of Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan (i) until all conditions of the Award have been satisfied or removed, (ii) until, in the opinion of the Company's counsel, all applicable federal and state laws and regulations have been complied with, (iii) if the outstanding Stock is at the time listed on any stock exchange, until the shares to be delivered have been listed or authorized to be listed on such exchange upon official notice of notice of issuance, and (iv) until all other legal matters in connection with the issuance and delivery of such shares have been approved by the Company's counsel. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations or agreements as the Company may consider appropriate to avoid violation of such Act and may require that the certificates evidencing such Stock bear an appropriate legend restricting transfer.

Section 11.  Miscellaneous
             -------------

     (a)       No Right To Employment or Other Status.  No person shall have any
               --------------------------------------
claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or service for the Company. The Company expressly reserves the right at any time to dismiss a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

          (b)  No Rights As Stockholder.  Subject to the provisions of the
               ------------------------
applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed under the Plan until he or she becomes the record holder thereof.

          (c)  Exclusion from Benefit Computations.  No amounts payable upon
               -----------------------------------
exercise of Awards granted under the Plan shall be considered salary, wages or compensation to Participants for purposes of determining the amount or nature of benefits that Participants are entitled to under any insurance, retirement or other benefit plans or programs of the Company.

          (d)  Effective Date and Term.  Subject to the approval of the
               -----------------------
stockholders of the Company, the Plan shall be effective on January 29, 2001. Prior to such approval, Awards may be made under the Plan expressly subject to such approval. No Award may be made under the Plan after January 29, 2011, but Awards previously granted may extend beyond that date.

          (e)  Amendment of Plan.  The Board may amend, suspend or terminate the
               -----------------
Plan or any portion thereof at any time, provided that no amendment shall be made without stockholder approval if such approval is necessary to comply with any applicable tax or regulatory requirement, including any requirements for compliance with Rule 16b-3. Prior to any such approval, Awards may be made under the Plan expressly subject to such approval.

          (f)  Governing Law.  The provisions of the Plan shall be governed by
               -------------
and interpreted in accordance with the laws of the Commonwealth of Massachusetts.

                                                                      APPENDIX C
                                ePRESENCE, INC.

Dear Stockholder:

Please take note of the important information enclosed with this Proxy. There are a number of matters related to the management and operation of your Company that require your immediate attention and approval. These are discussed in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted, then sign the card, detach it and return it in the enclosed postage-paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders to be held on May 9, 2001.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

ePresence, Inc.

                                  DETACH HERE

[X] Please mark
    votes as in
    this example.


             ePRESENCE, INC.
                                                                PLEASE READ THE REVERSE SIDE OF THIS CARD.
                                                    A vote FOR each proposal is recommended by the Board of Directors.

                                                                                                    For      Against      Abstain
  1.  Election of two Class III Directors to      2.  Ratification and approval of the adoption     [ ]        [ ]          [ ]
      serve for the ensuing three years.              of the Company's 2001 Stock Incentive Plan,
             (01)  WILLIAM P. FERRY                   pursuant to which the Company may grant
             (02) ALBERT A. NOTINI                    options and other stock-based awards for the
                                                      purchase of an aggregate of 1,200,000 shares
         FOR                        WITHHELD          of the Company's common stock.
         ALL     [ ]          [ ]   FROM ALL
      NOMINEES                      NOMINEES

      [ ]
          --------------------------------------
          FOR ALL NOMINEES EXCEPT AS NOTED ABOVE

RECORD DATE SHARES:                               3.  Ratification of the selection by              [ ]        [ ]          [ ]
                                                      the Board of Directors of
                                                      PricewaterhouseCoopers LLP as the
                                                      Company's independent accountants for
                                                      the current fiscal year.

                                                  Mark box at right if an address change or comment has been noted          [ ]
                                                  on the reverse side of this card.


Signature:_______________________________ Date:_______________ Signature:___________________________________ Date:  ______________

                                  DETACH HERE


                                ePRESENCE, INC.

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS

                         Annual Meeting of Stockholders
                                  May 9, 2001

The undersigned, revoking all prior proxies, hereby appoint(s) William P. Ferry and Richard M. Spaulding, and each or either of them, with full power of substitution, as proxies for the undersigned to act and to vote at the 2001 Annual Meeting of Stockholders of ePresence, Inc. and at any adjournment or adjournments thereof as designated herein upon all matters referred to on the reverse side and as described in the Proxy Statement for the Meeting and, in their discretion, upon any other matters that may properly come before the Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THE PROXIES WILL VOTE FOR THE ELECTION OF THE DIRECTOR NOMINEES AND FOR PROPOSALS 2 AND 3.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED
ENVELOPE
--------------------------------------------------------------------------------
Please sign exactly as name(s) appear(s) hereon.  Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation or partnership, please sign by authorizing person.
--------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?                  DO YOU HAVE ANY COMMENTS?

_______________________________________    _____________________________________
_______________________________________    _____________________________________
_______________________________________    _____________________________________